U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 2, 2005

                               ITA Holdings, Inc.
               (Exact name of issuer as specified in its charter)

         Delaware                       000-26287              23-2763854
(State or Other Jurisdiction of      (Commission File         (IRS Employer
Incorporation or Organization)           Number)             Identification No.)

           25 Forbes Boulevard, Suite 3, Foxboro, Massachusetts 02035
              (Address and Zip Code of Principal Executive Offices)

                                 (508) 337-9200
                         (Registrant's Telephone Number)

                               Axeda Systems Inc.
                    21 Oxford Road, Mansfield, Massachusetts 02048
                   (Former name or former address, if changed
                               since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets

      On December 2, 2005, we completed the sale of substantially all of our device relationship management, or DRM, business and related assets to Axeda Corporation f/k/a ASOC Acquisition Corp. for $7,000,000 plus the assumption of certain liabilities related to the DRM business. The asset sale did not involve or affect our industrial automation product line which is marketed under the "Supervisor" and "Wizcon" names, including our @aGlance and Web@aGlance products, and related services. That business shall continue to operate through our Wizcon Systems S.A.S. subsidiary.

      The transaction was consummated pursuant to the Asset Purchase Agreement dated as of September 1, 2005 by and among us, ITA Holdings (MA), Inc. f/k/a Axeda Systems Operating Company, Inc., ITA Holdings (NV), Inc. f/k/a Axeda IP, Inc. and Axeda Corporation. Please see the Report on Form 8-K that we filed on September 8, 2005 for a complete description of that agreement.

      On December 2, 2005, prior to closing of the DRM business and asset sale pursuant to the Asset Purchase Agreement, we held a special meeting of our stockholders at which a majority of the outstanding shares of our capital stock were voted in favor of a proposal authorizing us to do so.

      In connection with the consummation of the sale, Dale Calder, who, prior to the sale, had been our President and a member of our Board of Directors, and substantially all of the persons who we employed in connection with the operation of the DRM business, terminated their employment relationships with us and accepted employment by Axeda Corporation.

Item 5.02 Departure of Principal Officers; Election of Directors; Appointment of Principal Officers.

      On December 2, 2005, as noted in Item 2.01, in connection with the consummation of the sale of the DRM business and assets to Axeda Corporation, Dale Calder, our President and a member of our Board of Directors resigned as a director, and from all positions that he held as an officer or our company and any of our subsidiaries.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      Pursuant to the proxy statement contained in the Definitive Schedule 14A that we filed on October 31, 2005, a majority of the outstanding shares of our capital stock, also were voted in favor of a proposal to change our name to ITA Holdings, Inc. That change of name became effective on December 5, 2005 upon the filing of a certificate of amendment of our amended and restated certificate of incorporation in the office of the Delaware Secretary of State.

Item 9.01 Financial Statements and Exhibits

      The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

      (a)   Financial Statements -- none

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      (b)   Pro forma financial information -- none

      (c)   Exhibits

     Number                         Description
     ------                         -----------

       3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Axeda Systems Inc., as filed in the Office of the Delaware Secretary of State on December 5, 2005.

       99.1 Press Release dated September 5, 2005 issued in the United States regarding the consummation of sale of our DRM business and assets.

       99.2 Press Release dated September 5, 2005 issued in Europe regarding the consummation of sale of our DRM business and assets.


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                                    Signature

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     ITA Holdings, Inc. f/k/a Axeda Systems Inc.

Dated: December 6, 2005        By:      /s/ Karen F. Kupferberg
                                  ----------------------------------------------
                                    Karen F. Kupferberg, Chief Financial Officer

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                                  Exhibit Index

       3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Axeda Systems Inc., as filed in the Office of the Delaware Secretary of State on December 5, 2005.

       99.1 Press Release dated September 5, 2005 issued in the United States regarding the consummation of sale of our DRM business and assets.

       99.2 Press Release dated September 5, 2005 issued in Europe regarding the consummation of sale of our DRM business and assets.


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